EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT


     THIS AGREEMENT made the 25 day of July, 2006, between B. G. DAVIS, hereafter called the "Seller and E'PRIME AEROSPACE CORPORATION, hereafter called the "Purchaser";

     RECITALS: The parties have reached an understanding with respect to the sale by the Sellers and the purchase by the Purchaser of all but Ninety Million (90,000,000) Shares of the capital stock of E'PRIME AEROSPACE CORPORATION owned by Seller.

THEREFORE IS AGREED:

1.   Sale of Stock

     The Seller shall sell to the Purchaser at a total purchase price of Three million dollars ($3,000,000.00), 386,800,000 shares of the 476,800,000 shares of common stock of the Corporation as represented by Certificates No.(s) 4302, 7457, 7606, 7616, 8151, 8433, 8879, 9348 and 10167 (hereafter called the
"Stock") and the Purchaser, in reliance on the representations and warranties of the Seller contained in this instrument and subject to its terms and conditions, shall purchase those shares at that purchase price. In the event that the existing certificates do not total an even 90,000,000 shares, then the Purchaser shall cause the Company to re-issue certificates to Seller representing Seller's 10% interest in the company.


2.   Closing

     The closing shall take place at 9:00 a.m. on or before July 24, 2006. At the closing, the Seller shall deliver to Purchaser the endorsed shares representing the purchased stock, and Purchaser shall deliver to Seller a note and security agreement for the balance of the purchase price as set forth below. Both parties shall execute such other closing documents as may be required to complete this transaction. Seller shall also deliver resignations or retirements of B. G. Davis as President and Chairman of the Board of Directors and Betty S. Davis as Secretary, Treasurer and Director, and Richard L. Elrod as Director. B.
G. Davis shall resign or retire as Director upon payment in full of the Note provided for herein.


3.   Payment of Purchase Price

     A. Cash: At closing, Purchaser shall pay to Seller the sum of $500,000.00 towards the stock purchase. An additional sum of $500,000.00 shall paid within twelve (9) months of the date of Closing.

     B. Shareholder Notes: Within twelve (12) months of the date of closing, Purchaser shall pay to Seller the cash sum of $1,024,710.46 representing the repayment of the Seller's cash loans to the corporation. Said sum is in addition to the purchase price and is not a credit against the Purchase Price.

     C. Note: At closing, Purchaser shall deliver to Seller a secured and convertible note (the "Note") in the amount of $2,000,000.00 with interest thereon at the rate of 1.00% per annum, which note shall be due and payable in full one year after the date of issuance thereof. If payment is not made in a timely manner then the Note shall bear interest from the maturity date at the



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rate of 18.00% per annum until  paid.  Payment of the note shall be secured by a secondary blanket security interest in the assets of the purchaser, subject to the first security interest being acquired by the Corporation's new lender. In addition, the Holder shall have the right, upon default by the Corporation, to convert this Note into such number of fully paid and non-assessable shares of Common Stock as shall be obtained by dividing the total amount of principal and unpaid interest outstanding hereunder by the Conversion Price (as hereinafter defined). The Conversion Price is equal to 100% of the average of the daily closing sales prices of shares of Common Stock for the 30 consecutive trading days immediately preceding the date on which the Holder elects to convert.

     D. Default. In the event of a default by Purchaser in the payment of any installment of the promissory note, the covenants and conditions of this agreement, or the Security Agreement, Seller may declare all indebtedness under the promissory notes to be immediately due and payable and may proceed to enforce payment of same and exercise any and all rights and remedies provided by the Uniform Commercial Code. Seller shall also have all conversion rights set forth in the Note as well as any other remedy allowed by law or provided therein.

     E. Voting. It is understood and agreed that the Purchaser shall have all voting rights for the shares of stock whatsoever, including all stock held in Trust pursuant to the terms hereof.

     F. The Company at closing will sign a 3 year consulting contract with Bob Davis or his assigns for $280,000 dollars annually.

     G. The Company will maintain a Florida office with Bob Davis having rent free use of those offices for three years.

     H. In the event that the Corporation (Purchaser) elects to restructure the corporation the parties agree that the retained stock interest of B. G. Davis will not be less than ten percent (10%) of the outstanding common stock of the corporation.


4. Representations and Warranties of Seller. Seller hereby warrants and represents:

     A. Seller is not a party to any agreement, written or oral, creating rights in respect of the Stock in any third person or relating to the voting of the Stock.

     B. Seller is the lawful owner of the Stock, free and clear of all security interests, liens, encumbrances, equities and other charges; and

     C. There are no existing warrants, options, stock purchase agreements, redemption agreements, and restrictions of any nature, calls or rights to subscribe of any character relating to the Stock.


5.   Transfer of Trade Secrets

     The parties understand and acknowledge that Seller is the holder of certain Trade Secrets and other Intellectual Property In consideration of the promises and payments contained in the employment agreement, Seller agrees, upon payment in full of the Note, to transfer, convey and assign said Trade Secrets and other Intellectual Property to the Purchaser. During the term of this Agreement said



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Trade  Secrets  and  Intellectual  Property  shall  continue  to be  licensed to
Purchaser on the same terms as are in effect on the date of closing. In the event that Purchaser defaults under the terms of the Note, or under the terms of this Agreement, then the obligation to convey or assign said Trade Secrets and Intellectual Property shall lapse and the said rights shall remain the property of the Seller.


6. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants that:

     A. Authority Relative to this Agreement

          Except as otherwise stated herein, the Purchaser has full power and authority to execute this Agreement and carry out the transactions contemplated by it and no further action is necessary by the Purchaser to make this Agreement valid and binding upon Purchaser and enforceable against it in accordance with the terms hereof, or to carry out the actions contemplated hereby. The execution, delivery and performance of this Agreement by the Purchaser will not (i) constitute a breach or a violation of the Corporation's Certificate of Incorporation, By-Laws, or of any law, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which it is a party, or by which it is bound; (ii) constitute a violation of any order, judgment or decree to which it is a party or by which its assets or properties is bound or affected; or (iii) result in the creation of any lien, charge, or encumbrance upon its assets or properties, except as stated herein.

     B. Securities Law

          The execution and performance of the terms of this Agreement will not violate any Federal, State or Local law, rule or regulation relating to the sale and transfer of securities. Purchaser shall take all actions required to make this transaction conform to said securities laws, rules and regulations.

     C. Dividends.

          The Corporation will not declare or pay any cash dividend or make any other cash distribution on account of the Common Stock or Preferred Stock of the Corporation, or purchase, acquire, redeem, or retire any capital stock of the Corporation, whether now or hereafter outstanding, as long as any part of the Note remains outstanding.


     D. Mergers.

          The Corporation will not merge or consolidate with any corporation without the approval of the Note holder, or unless or until the Note holder has been paid in full.

     E. Location of Corporate Headquarters

          As long as the Note remains unpaid, the Corporation will keep its headquarters located in the State of Florida.



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     F. Conversion Registration Rights

     (1) Required Registration. In the event of a default under the Note, and in the event Seller notifies the Corporation of the need to file, the Corporation shall be required to file a registration on behalf of the Seller.

     (2) Voluntary Registration. If, at any time while the Note remains unpaid in full, the Corporation does a registration statement, the Corporation agrees to register a sufficient quantity of stock to retire the Note, or agrees with the underwriter that the note will be paid in full prior to the effective date of such registration.

     (3) Indemnification. The Purchaser hereby agrees to indemnify each holder of Conversion Shares covered by any such registration statement, its officers and directors, if any, and each person, if any, who controls such holder within the meaning of Section 15 of the Act, against all losses, claims, damages, liabilities, expenses, and actions in respect thereof (under the Act or common law or otherwise) insofar as such losses, claims, damages, liabilities, or expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any registration statement or prospectus (and as amended or supplemented if the Purchaser shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or filing for state qualification, except insofar as such losses, claims, damages, liabilities, or expenses arise out of or based upon any untrue statement or omission contained in information furnished in writing to the Purchaser by such holder or a person controlling such holder expressly for use therein. Each holder of Conversion Shares covered by any such registration statement agrees to indemnify the Purchaser to the same extent as the foregoing indemnity from the Purchaser to the holder, but only with respect to information furnished in writing by the holder expressly for use in such registration statement or preliminary or final prospectus or state filing. If the offering pursuant to any such registration statement is made through underwriters, the Purchaser agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters and each person who controls such underwriters within the meaning of the Act. In connection with any registration statement in which a holder is participating, each such holder will furnish to the Purchaser in writing such information as shall reasonably be requested by the Purchaser for use in any such registration statement or prospectus.

     H. Buyer will agree to immediately complete the audit, file all required paper work to have the company reinstated onto the OTC-BB.


7.   Expenses

     Each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its councel and its certified public accountants and other experts.



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8.   Broker

     Each of the parties to this Agreement represents and warrants, each to the other, that no broker is involved in this Agreement. Each of the Parties agrees to indemnify the other party against and hold them harmless from any and all liabilities to any person, firm, or corporation claiming any broker's or finder's fee or commission of any kind, on account of services rendered on behalf of such party in connection with the transactions contemplated by this Agreement.


9.   Survival of Representations, Warranties, etc.

     Each of the parties to this Agreement covenants and agrees that the representations, warranties, covenants, and statements and agreements contained in this Agreement and the exhibits hereto, and in any documents delivered by the parties in connection herewith, shall survive the Closing and terminate on the maturity date of the purchase money promissory note.


10.  Notices

     All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid to each party at the following addresses:

Seller:                                      With copy to:

B. G. DAVIS                                  Richard E. Stadler, Esq.
1221 Sand Pine Circle                        1820 Garden Street
Titusville, FL 32796                         Titusville, FL 32796

Purchaser:                                   With copy to:

OLDHAMP GROUP, INC.
E'Prime Aerospace Corporation         L
James D. Oldham, III                         6389 Quail Hollow, Suite 201
922 Stage Avenue                             Memphis, TN  38120
Memphis, TN. 338127                          ATTN: Linda Mathis

or to such other address as such party shall have specified by notice in writing to the other party.


11.  Section and Other Headings

     The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.


12.  Confidentiality

     The parties agree that the terms of this Agreement shall remain confidential and shall not be disclosed to any person or entity other than officers and directors of the Corporation and parties to whom disclosure is



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required  to carry out the terms of this  Agreement.  Upon  payment  of the full purchase price and satisfaction of the Note, then the terms may be made public by either party.


12.  Miscellaneous

     A. This Agreement shall not become effective until it has been executed by all of the parties hereto, but shall be dated for purposes hereof as of the date and year first above written.

     B. This Agreement shall be construed under the laws of the State of Florida.

     C. Time is of the essence.

     D. This Agreement shall be binding upon and inure to the benefit of, respectively, the parties, their successors, legal representatives, grantees and assigns, as applicable and appropriate, of all parties of this Agreement.

     E. This Agreement shall not be construed more strongly against any party regardless of who was more responsible for its preparation.

     F. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable. If any term of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity of the other terms of this Agreement shall in no way be affected thereby.

     G. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but each counterpart shall together constitute one and the same instrument.

     H. In the event it becomes necessary for either party herein to seek legal means to enforce the terms of this Agreement, the non-prevailing party will be liable for all reasonable attorneys' fees, travel expenses, deposition costs, expert witness expenses and fees and any other cost of whatever nature reasonably and necessarily incurred by the prevailing party as a necessary incident to the prosecution or defense of such action, or in any post judgment or collection proceeding, plus court costs. In the event it becomes necessary for either party to institute, defend, appear or attend any Bankruptcy proceedings as a result of the filing of Bankruptcy proceedings by or against the other party, all fees and expenses as delineated above incurred shall be borne by such party and shall become an additional amount due or a set-off against the amounts due under the terms of this Agreement. If either party files a bankruptcy proceeding or has a bankruptcy proceeding filed against it the other party shall be entitled to recover all attorneys' and expert witness fees incurred in connection with any bankruptcy proceeding, hearing or trial.

     I. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. All remedies afforded in this Agreement shall be taken and construed as cumulative, this is, in addition to every other remedy provided therein or by law. The failure of either party to enforce at any time



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any of the  provisions  of this  Agreement,  or to exercise  any option which is herein provided, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver or create an estoppel from enforcement of such provisions, nor in any way to affect the validity of this Agreement or any part thereof, or the right of either party to thereafter enforce each and every such provision, or to seek relief as a result of the prior breach.

     J. This Agreement contains the entire understanding of the parties and supersedes all previous verbal and written agreements; there are no other agreements, representations or warranties not set forth herein.

     IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto, all on the date. first above written.

Signed, Sealed and Delivered                SELLER
in the Presence of

 /s/ Richard E Stabler                       /s/ B. G. DAVIS
-------------------------------             ------------------------------------
          Witness                           B. G. DAVIS

/s/ Lori Hurd
------------------------------
          Witness

                                            PURCHASER

                                            E'PRIME AEROSPACE CORPORATION

 /s/ Richard E Stabler                       /s/ James D. Oldham, III
-------------------------------             ------------------------------------
         Witness                            James D. Oldham, III

/s/ Lori Hurd
-------------------------------
         Witness












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